Exhibit 99.B(1)(b)


                              GOLF ASSOCIATED FUND

                         A MASSACHUSETTS BUSINESS TRUST

                              AMENDED AND RESTATED
                              DECLARATION OF TRUST

                               SEPTEMBER 30, 1998


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                              GOLF ASSOCIATED FUND
                              DECLARATION OF TRUST

                                TABLE OF CONTENTS

                                                                           PAGE

ARTICLE I -NAME, PRINCIPAL PLACE OF BUSINESS AND DEFINITIONS...................1
   Section 1:  Name............................................................1
   Section 2:  Principal Place of Business.....................................1
   Section 3:  Resident Agent..................................................2
   Section 4: Definitions......................................................2

ARTICLE II - PURPOSE OF TRUST..................................................3
ARTICLE III - BENEFICIAL INTEREST..............................................3

   Section 1:  Shares of Beneficial Interest...................................3
   Section 2:  Ownership of Shares.............................................3
   Section 3:  Investment in the Trust.........................................3
   Section 4:  Assets and Liabilities of the Trust.............................4
   Section 5:  No Preemptive Rights............................................4
   Section 6:  Limitation on Personal Liability................................4
ARTICLE IV -THE TRUSTEES.......................................................5
   Section 1:  Management of the Trust.........................................5
   Section 2:  Election of Trustees............................................5
   Section 3:  Term of Office of Trustees......................................5
   Section 4:  Resignation and Appointment of Trustees.........................5
   Section 5:  Temporary Absence of Trustee....................................6
   Section 6:  Number of Trustees..............................................6
   Section 7:  Effect of Death, Resignation, Etc. of a Trustee.................6
   Section 8:  Ownership of Trust Assets.......................................6

ARTICLE V - POWERS OF THE TRUSTEES.............................................6
   Section 1:  Powers..........................................................6
   Section 2:  Trustees and Officers as Shareholders...........................9
   Section 3:  Action by the Trustees..........................................9
   Section 4:  Chairman of the Trustees.......................................10

ARTICLE VI -- EXPENSES OF THE TRUST...........................................10
ARTICLE VII - INVESTMENT ADVISER, PRINCIPAL UNDERWRITER AND TRANSFER AGENT....10

   Section 1:  Investment Advisers and Subadvisers............................10
   Section 2:  Principal Underwriter..........................................11
   Section 3:  Transfer Agent.................................................11
   Section 4:  Parties to Contract............................................11

ARTICLE VIII - SHAREHOLDERS' VOTING POWERS AND MEETINGS.......................12
   Section 1:  Voting Powers..................................................12
   Section 2:  Meetings.......................................................12
   Section 3:  Quorum and Required Vote.......................................13


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ARTICLE IX - CUSTODIAN........................................................13
   Section 1:  Appointment and Duties.........................................13
   Section 2:  Employment of Sub-Custodians...................................14
   Section 3:  Central Depository System......................................14

ARTICLE X - DISTRIBUTIONS AND REDEMPTIONS.....................................14
   Section 1:  Distributions..................................................14
   Section 2:  Redemptions....................................................15
   Section 3:  Determination of Net Asset Value and Valuation of Portfolio
               Assets.........................................................15
   Section 4:  Suspension of the Right of Redemption..........................16

ARTICLE XI - LIMITATION OF LIABILITY AND INDEMNIFICATION......................16
   Section 1:  Limitation of Liability........................................16
   Section 2:  Indemnification................................................16
   Section 3:  Shareholders...................................................18

ARTICLE XII - MISCELLANEOUS...................................................18
   Section 1:  Trust Not A Partnership........................................18
   Section 2:  Trustees' Good Faith Action, Expert Advice, No Bond or Surety..18
   Section 3:  Establishment of Record Dates..................................19
   Section 4:  Termination of Trust...........................................19
   Section 5:  Filing of Copies, References, Headings.........................20
   Section 6:  Applicable Law.................................................20
   Section 7:  Amendments.....................................................21
   Section 8:  Fiscal Year....................................................21
   Section 9:  Notice to Other Parties........................................21




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                              GOLF ASSOCIATED FUND

                              AMENDED AND RESTATED

                              DECLARATION OF TRUST

         This AMENDED AND RESTATED DECLARATION OF TRUST is made on September 30, 1998, by the undersigned Trustee and by the holders of Shares of beneficial interest to be issued hereunder as hereinafter provided.

         WITNESSETH that

         WHEREAS, this Trust was formed to carry on the business of an investment company pursuant to a Declaration of Trust dated June 11, 1998; and

         WHEREAS, the Trustee agrees to manage all property coming into his hands as a trustee of a Massachusetts voluntary association with transferable Shares in accordance with the provisions hereinafter set forth; and

         WHEREAS, the Trustee hereby desires to establish a trust fund for the investment and reinvestment of funds contributed thereto;

         NOW, THEREFORE, the Trustee hereby declares that he will hold all cash, securities and other assets, which he may from time to time acquire in any manner as Trustee hereunder IN TRUST to manage and dispose of the same upon the following terms and conditions for the pro rata benefit of the holders from time to time of Shares in this Trust as hereinafter set forth.

                                    ARTICLE I
                NAME, PRINCIPAL PLACE OF BUSINESS AND DEFINITIONS

NAME

         SECTION 1. This Trust (formerly called "The Golf Fund") shall be known as the "Golf Associated Fund" and the Trustees shall conduct the business of the Trust under that name or any other name as they may from time to time determine.

PRINCIPAL PLACE OF BUSINESS

         SECTION 2. The principal place of business of the Trust shall be 2801 Ocean Drive, Vero Beach, Florida 32963.


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RESIDENT AGENT

         SECTION 3. The resident agent for the Trust in Massachusetts shall be CT Corporation System, 2 Oliver Street, Boston, Massachusetts, or such other person as the Trustee may from time to time designate.

DEFINITIONS

         SECTION 4. Wherever used herein, unless otherwise required by the context or specifically provided:

                 (a) The "1940 Act" refers to the Investment Company Act of 1940, as amended from time to time;

                 (b) The terms "Affiliated Person," "Assignment," "Commission," "Interested Person," "Majority Shareholder Vote" (the 67% or 50% requirement of the third sentence of Section 2(a)(42) of the 1940 Act, whichever may be applicable) and "Principal Underwriter" shall have the meanings given them in the 1940 Act, as amended from time to time;

                 (c) "By-Laws" shall mean the By-Laws of the Trust, as amended from time to time;

                 (d) "Class" refers to the class of Shares of a Series of the Trust established in accordance with the provisions of Article III;

                 (e) "Declaration of Trust" shall mean this Declaration of Trust, as amended or restated from time to time;

                 (f) "Net Asset Value" means the net asset value of each Trust series as determined in the manner provided in Article X, Section 3;

                 (g)   "Series"   refers  to  series  of  Shares  of  the  Trust
          established in accordance with the provisions of Article III;

                 (h) "Shareholder" means a record owner of Shares of the Trust;

                 (i) "Shares" means the equal proportionate transferable units of interest into which the beneficial interest of each of the Trust series or any class thereof shall be divided from time to time, and includes fractions of shares as well as whole shares (all of the transferable units of a series or of a single class may be referred to as "Shares" as the context may require) consistent with the requirements of federal and/or other securities laws;

                 (j) The "Trust" refers to the Golf Associated Fund; and


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               (k) The "Trustees"  refers to the individual  trustees in their capacity as trustees duly elected or appointed, qualified hereunder and serving as trustees of the Trust and their successor or successors for the time being in office as such trustee or trustees.

                                   ARTICLE II
                                PURPOSE OF TRUST

         The purpose of the Trust is to provide investors, through one or more Series or Classes thereof as designated by the Trustees, with a continuous source of managed investments in securities.

                                   ARTICLE III
                               BENEFICIAL INTEREST

SHARES OF BENEFICIAL INTEREST

         SECTION 1. The Shares of the Trust shall be issued in one or more Series and/or Classes as the Trustees may, without Shareholder approval, authorize. Each Series shall be preferred over all other Series in respect of the assets allocated to that Series. The beneficial interest in each Series shall at all times be divided into Shares, with or without par value as the Trustees may specify, each of which shall represent an equal proportionate interest in the Series with each other Share of the same Series, none having priority or preference over another. Each Series shall be represented by one or more Classes of Shares, with each Class possessing such rights (including, notwithstanding any contrary provision herein, voting rights) as the Trustees may, without Shareholder approval, authorize. Shares of each Series, when issued, shall be fully paid and non-assessable. The number of Shares authorized shall be unlimited, and the Shares so authorized may be represented in part by fractional Shares. The Trustees may from time to time and without Shareholder approval divide or combine the Shares of any Series or Class into a greater or lesser number without thereby changing the proportionate beneficial interests in the Series or Class.

OWNERSHIP OF SHARES

         SECTION 2. The ownership of Shares shall be recorded in the books of the Trust. The Trustees may make such rules as they consider appropriate for the transfer of Shares and similar matters. The record books of the Trust shall be conclusive as to who are the holders of Shares and as to the number of Shares held from time to time by each Shareholder.

INVESTMENT IN THE TRUST

         SECTION 3. The Trustees shall accept investments in the Trust from such persons and on such terms as they may from time to time authorize. As determined by guidelines established by the Trustees, such investments may be in the form of cash or securities in which the Trust (or each designated Series) is authorized to invest, valued as provided in Article X, Section 3. Investments in

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the Trust shall be credited to each Shareholder's account in the form of full or fractional Shares at the Net Asset Value per Share next determined after the investment is received; provided, however, that the Trustees may, in their sole discretion: (a) impose a sales charge upon investments in the Trust or Series or any Classes thereof and (b) issue fractional Shares. The Trustees shall have, in their sole discretion, the right to refuse to accept investments in the Trust at any time.

ASSETS AND LIABILITIES OF THE TRUST

         SECTION 4. All consideration received by the Trust for the issue or sale of Shares of a particular Series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall be referred to as "assets belonging to" that Series and shall be held by the Trustees in Trust for the benefit of the Shareholders of that Series. The assets belonging to each particular Series shall be charged with the liabilities of that Series and all expenses, costs, charges and reserves attributable to that Series, except that liabilities and expenses allocated solely to a particular Class shall be borne by that Class. In addition, any assets, income, earnings, profits, and proceeds thereof, funds, or payments or any general liabilities, expenses, costs, charges or reserves of the Trust that are not readily identifiable as belonging to or chargeable to any particular Series or Class shall be allocated by the Trustees between and among one or more of the Series or Classes in such manner as they, in their sole discretion, deem fair and equitable. Each such allocation shall be conclusive and binding upon the Shareholders of all Series or Classes for all purposes, and shall be referred to as assets belonging to that Series or Class. Any creditor of any Series may look only to the assets of that Series to satisfy such creditor's debt.

NO PREEMPTIVE RIGHTS

         SECTION 5. Shareholders shall have no preemptive or other right to subscribe to any additional Shares or other securities issued by the Trust.

LIMITATION ON PERSONAL LIABILITY

         SECTION 6. The Trustees shall have no power to bind any Shareholder personally or to call upon any Shareholder for the payment of any sum of money or assessment whatsoever other than such as the Shareholder may at any time personally agree to pay by way of subscription for any Shares or otherwise. Every note, bond, contract or other undertaking issued by or on behalf of the Trust or the Trustees relating to the Trust shall include a recitation limiting the obligation represented thereby to the Trust and its assets (but the omission of such a recitation shall not operate to bind any Shareholder).



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                                   ARTICLE IV
                                  THE TRUSTEES

MANAGEMENT OF THE TRUST

         SECTION 1. The business and affairs of the Trust shall be managed by the Trustees, and they shall have all powers necessary and desirable to carry out that responsibility.

ELECTION OF TRUSTEES

         SECTION 2. On a date fixed by the Trustees, the Shareholders shall elect not less than three (3) Trustees. A Trustee shall not be required to be a Shareholder of the Trust. Until such election, the Trustee shall be Michael T. Williams and such other individuals as the Board of Trustees shall appoint pursuant to Section 4 of Article IV.

TERM OF OFFICE OF TRUSTEES

         SECTION 3. The Trustees shall hold office during the lifetime of the Trust, and until its termination as hereinafter provided, except that: (a) any Trustee may resign his or her trust by written instrument signed by him or her and delivered to the Trust's President or the other Trustees, which resignation shall take effect upon such delivery or upon such later date as is specified therein; (b) any Trustee may be removed at any time by written instrument, signed by at least two-thirds of the number of Trustees prior to such removal, specifying the date when such removal shall become effective; and (c) a Trustee may be removed at any special meeting of Shareholders of the Trust by a vote of two-thirds of the outstanding Shares. Upon the resignation or removal of a Trustee, or his or her otherwise ceasing to be a Trustee, he or she shall execute and deliver such documents as the remaining Trustees shall require for the purpose of conveying to the Trust or the remaining Trustees any Trust property held in the name of the resigning or removed Trustee. Upon the incapacity or death of any Trustee, his legal representative shall execute and deliver on his or her behalf such documents as the remaining Trustees shall require as provided in the preceding sentence.

RESIGNATION AND APPOINTMENT OF TRUSTEES

         SECTION 4. Any vacancy on the Board of Trustees that results from an increase in the number of Trustees may be filled by a majority of the entire Board of Trustees, provided that a quorum is present, and any other vacancy that shall exist for any reason, including, but not limited to, declination to assume office, death, resignation, or removal, the remaining Trustees shall fill such vacancy by appointing such other person as they in their discretion shall see fit, consistent with the limitations under the 1940 Act. Such appointment shall be evidenced by a written instrument signed by a majority of the Trustees then in office or by recording in the records of the Trust, whereupon the appointment shall take effect. An appointment of a Trustee may be made by the Trustees then in office in anticipation of a vacancy to occur by reason of retirement, resignation or increase in number of Trustees effective at a later date, provided that said appointment shall become effective only at or after the effective date of said retirement, resignation or increase in number of Trustees. As soon as any Trustee so appointed shall have accepted this trust,



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the trust estate shall vest in the new Trustee or  Trustees,  together  with the continuing Trustees, without any further act or conveyance, and he or she shall be deemed a Trustee hereunder. The power of appointment of Trustees is subject to the provisions of Section 16(a) of the 1940 Act.

TEMPORARY ABSENCE OF TRUSTEE

         SECTION 5. Any Trustee may, by power of attorney, delegate his or her power for a period not exceeding six months at any one time to any other Trustee or Trustees, provided that in no case shall less than two Trustees personally exercise the other powers hereunder, except as herein otherwise expressly provided.

NUMBER OF TRUSTEES

         SECTION 6. Except as provided in Section 2, Article IV hereof, the number of Trustees serving hereunder at any time shall be determined by the Trustees themselves and shall not be less than three (3) nor more than twelve
(12). Whenever a vacancy in the Board of Trustees shall occur, until such vacancy is filled, or while any Trustee is physically or mentally incapacitated by reason of disease or otherwise, the other Trustees shall have all the powers hereunder and the certificate of the other Trustees of such vacancy, absence or incapacity, shall be conclusive.

EFFECT OF DEATH, RESIGNATION, ETC. OF A TRUSTEE

         SECTION 7. The death, declination, resignation to assume office, retirement, removal, incapacity or inability of the Trustees, or any one of them, shall not operate to annul the Trust or to revoke any existing agency created pursuant to the terms of this Declaration of Trust.

OWNERSHIP OF TRUST ASSETS

         SECTION 8. The assets of the Trust shall be held separate and apart from any assets now or hereafter held in any capacity other than as Trustee hereunder by the Trustees or any successor Trustees. All of the assets of the Trust shall at all times be considered as vested in the Trustees. No Shareholder shall be deemed to have a severable ownership in any individual asset of the Trust or any right of partition or possession thereof, but each Shareholder shall have a proportionate undivided beneficial interest in the Trust.

                                    ARTICLE V
                             POWERS OF THE TRUSTEES

POWERS

         SECTION 1. The Trustees in all instances shall act as principals, and are and shall be free from the control of the Shareholders. The Trustees shall have full power and authority to do any and all acts and to make and execute any




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and  all  contracts  and  instruments  that  they  may  consider   necessary  or
appropriate in connection with the management of the Trust. The Trustees shall not in any way be bound or limited by present or future laws or customs in regard to trust investments, but shall have full authority and power to make any and all investments that they, in their sole discretion, shall deem proper to accomplish the purpose of this Trust. Without limiting the foregoing, but subject to any applicable limitation in this Declaration of Trust or the By-Laws of the Trust, the Trustees shall have power and authority:

                  (a) To invest and reinvest cash and other property, and to hold cash or other property uninvested, without in any event being bound or limited by any present or future law or custom in regard to investments by Trustees, and to sell, exchange, lend, pledge, mortgage, hypothecate, write options on and lease any or all of the assets of the Trust; to purchase and sell options on securities, currencies, indices, futures contracts and other financial instruments and enter into closing transactions in connection therewith; to enter into all types of commodities contracts, including without limitation the purchase and sale of futures contracts and forward contracts on securities, indices, currencies, and other financial instruments; to engage in forward commitment, "when issued" and delayed delivery transactions; to enter into repurchase agreements and reverse repurchase agreements; and to employ all types of hedging techniques and investment management strategies.

                  (b) To adopt By-Laws not inconsistent with this Declaration of Trust providing for the conduct of the business of the Trust and to amend and repeal them to the extent that the rights of amendment and repeal are not reserved to Shareholders.

                  (c) To elect and remove such officers and appoint and terminate such agents as they consider appropriate.

                  (d) To employ a bank, trust company or other entity permitted by the Commission to serve as custodian ("Custodian") of any assets of the Trust subject to any conditions set forth in this Declaration of Trust or in the By-Laws, if any.

                  (e) To retain a transfer agent and shareholder servicing agent, or both.

                  (f) To provide for the distribution of Shares either through a principal underwriter in the manner hereinafter provided for or by the Trust itself, or both.

                  (g) To set record dates in the manner hereinafter provided.

                  (h) To delegate such authority as they consider desirable to any officers of the Trust and to any agent, independent contractor, Custodian or underwriter.

                  (i) To sell or exchange any or all of the assets of the Trust, subject to the provisions of Article XII, Section 4(b) hereof.


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                  (j) To  vote  or  give  assent,  or  exercise  any  rights  of ownership with respect to stock or other securities or property; and to execute and deliver powers of attorney to such person or persons as the Trustees shall deem proper, granting to such person or persons such power and discretion with relation to securities or property as the Trustees shall deem proper.

                  (k) To exercise powers and rights of subscription or otherwise that in any manner arise out of ownership of securities.

                  (l) To hold any security or property in a form not indicating any trust, whether in bearer, unregistered or other negotiable form; or in its own name or in the name of a Custodian or a nominee or nominees, subject in whichever case to proper safeguards according to the usual practice of Massachusetts trust companies or investment companies.

                  (m) To consent to or participate in any plan for the reorganization, consolidation or merger of any corporation or concern, any security of which is held in the Trust; to consent to any contract, lease, mortgage, purchase, or sale of property by such corporation or concern; and to pay calls or subscriptions with respect to any security held in the Trust.

                  (n) To compromise, arbitrate, or otherwise adjust claims in favor of or against the Trust or any matter in controversy including, but not limited to, claims for taxes.

                  (o) To make distributions of income and of capital gains to Shareholders in the manner hereinafter provided.

                  (p)      To borrow money.

                  (q) To establish, from time to time, a minimum total investment for Shareholders, and to require redemption of the Shares of any Shareholders whose investment is less than such minimum upon giving notice to such Shareholder. No one dealing with the Trustees shall be under any obligation to make any inquiry concerning the authority of the Trustees, or to see to the application of any payments made or property transferred to the Trustees or upon their order.

                  (r) To retain an administrator, manager, investment advisers and/or investment subadvisers.

                  (s) To establish separate and distinct Series with separately defined investment objectives, policies and purposes, and to allocate assets, liabilities and expenses of the Trust to a particular series of Shares or to apportion the same among two or more Series, provided that any liability or expense incurred by a particular Series of Shares shall be payable solely out of the assets of that Series.

                  (t) To establish separate and distinct Classes for one or more
         Series,   with  each  Class  having  such  rights  and  differences  as



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         determined  by the Trustees  and to allocate  assets,  liabilities  and expenses of a particular Class or to apportion the same among or between two or more Classes, provided that any liabilities or expenses incurred by a particular Class shall be payable solely out of the assets belonging to that Class.

                  (u) To purchase  and pay for  entirely  out of Trust  property such insurance as they may deem necessary or appropriate for the conduct of the business, including, without limitation, insurance policies insuring the assets of the Trust and payment of distributions and principal on its portfolio investments, and insurance policies insuring the Shareholders, Trustees, officers, employees, agents, investment advisers or managers, principal underwriters, or independent contractors of the Trust individually against all claims and liabilities of every nature arising by reason of holding, being or having held any such office or position, or by reason of any action alleged to have been taken or omitted by any such person as Shareholder, Trustee, officer, employee, agent, investment adviser or manager, principal underwriter, or independent contractor, including any action taken or omitted that may be determined to constitute negligence, whether or not the Trust would have the power to indemnify such person against such liability.

TRUSTEES AND OFFICERS AS SHAREHOLDERS

         SECTION 2. Subject only to the general limitations herein contained as to the sale and purchase of Trust Shares and any restrictions that may be contained in the By-Laws:

                  (a) Any Trustee, officer or other agent of the Trust may acquire, own and dispose of Shares to the same extent as if he or she were not a Trustee, officer or agent;

                  (b) The Trustees may issue and sell or cause to be issued and sold Shares to (and buy such Shares from) any Interested Person.

ACTION BY THE TRUSTEES

         SECTION 3. The Trustees shall act by majority vote at a meeting duly called or by unanimous written consent without a meeting or by telephone consent provided a quorum of Trustees participate in any such telephonic meeting, unless the 1940 Act requires that a particular action be taken only at an in-person meeting of the Trustees. At any meeting of the Trustees, a majority of the Trustees shall constitute a quorum. Meetings of the Trustees may be called orally or in writing by the Chairman of the Trustees or by any two other Trustees. Notice of the time, date and place of all meetings of the Trustees shall be given to each Trustee as provided in the By-Laws.

         Notice need not be given to any Trustee who attends the meeting without objecting to the lack of notice or who executes a written waiver of notice with respect to the meeting. Subject to the requirements of the 1940 Act, the Trustees by majority vote may delegate to any one of their number the authority to approve particular matters or take particular actions on behalf of the Trust.

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CHAIRMAN OF THE TRUSTEES

         SECTION 4. The Trustees may appoint one of their number to be Chairman of the Board of Trustees and to perform such duties as the Trustees may designate.

                                   ARTICLE VI
                              EXPENSES OF THE TRUST

         Subject to the provisions of Article III, Section 4, the Trustees are authorized to have paid from the Trust property or the assets belonging to the Trust, as they deem fair and appropriate, expenses and disbursements of the Trust, including, without limitation, fees and expenses of Trustees who are not Interested Persons of the Trust, interest expenses, taxes, fees and commissions of every kind, expenses of pricing Trust portfolio securities, expenses of issue, repurchase and redemption of Shares including expenses attributable to a program of periodic repurchases or redemptions, expenses of registering and qualifying the Trust and its Shares under federal and state laws and regulations, charges of investment advisers, managers, administrators, Custodians, transfer agents, and registrars, expenses of preparing and typesetting Prospectuses and Statements of Additional Information, expenses of printing and distributing such documents sent to existing Shareholders, auditing and legal expenses, reports to Shareholders, expenses of meetings of Shareholders and proxy solicitations therefor, insurance expenses, association membership dues and for such non-recurring items as may arise, including litigation to which the Trust is a party, and for all losses and liabilities by them incurred in administering the Trust, and for the payment of such expenses, disbursements, losses and liabilities the Trustees shall have a lien on the assets belonging to the Trust prior to any rights or interests of the Shareholders thereto. This section shall not preclude the Trust from directly paying any of the aforementioned fees and expenses.

                                   ARTICLE VII

          INVESTMENT ADVISER, PRINCIPAL UNDERWRITER AND TRANSFER AGENT

INVESTMENT ADVISERS AND SUBADVISERS

         SECTION 1. Subject to a Majority Shareholder Vote when required by the 1940 Act, the Trustees in their discretion from time to time may enter into one or more investment advisory or similar agreements on behalf of the Trust or any Series thereof whereby the other parties to such agreements shall undertake to furnish the Trust and any Series thereof such investment advisory, statistical and research facilities and services and such other facilities and services, if any, and all upon such terms and conditions as the Trustees may in their discretion determine. Notwithstanding any provisions of this Declaration of Trust, the Trustees may authorize the investment advisers (subject to such general or specific instructions as the Trustees may from time to time adopt) to effect purchases, sales or exchanges of portfolio securities and other investment instruments of the Trust on behalf of the Trustees or may authorize any officer, agent, or Trustee to effect such purchases, sales or exchanges pursuant to recommendations of the investment advisers (and all without further action by the Trustees). Any such purchases, sales and exchanges shall be deemed to have been authorized by all of the Trustees. Subject to a Majority Vote when required by the 1940 Act, the Trustees in their discretion from time to time may authorize the investment advisers to employ one or more subadvisers to perform such of the acts and services of the investment adviser, and upon such terms and conditions, as may be agreed upon between the investment adviser and subadviser.

PRINCIPAL UNDERWRITER

         SECTION 2. The Trustees in their discretion from time to time may enter into an agreement(s) on behalf of the Trust or any Series or Class thereof providing for the sale of the Shares, whereby the Trust may either agree to sell the Shares to the other party to the agreement or appoint such other party its sales agent for such Shares. In either case, the agreement shall be on such terms and conditions as may be prescribed in the By-Laws, if any, and such further terms and conditions as the Trustees may in their discretion determine to be not inconsistent with the provisions of this Article VII, or of the By-Laws, if any; and such agreement may also provide for the repurchase or sale of Shares by such other party as principal or as agent of the Trust. Alternatively, or in addition thereto, the Trust can directly distribute its Shares and, if necessary in connection with such distribution, register as a broker-dealer in appropriate jurisdictions. The Trustees may in their discretion adopt a plan or plans of distribution and enter into any related agreements whereby the Trust finances directly or indirectly any activity that is primarily intended to result in sales of Shares.

TRANSFER AGENT

         SECTION 3. The Trustees in their discretion from time to time may enter into a transfer agency and shareholder service agreement whereby the other party shall undertake to furnish the Trust or any Series or Class with transfer agency and shareholder services. The agreement shall be on such terms and conditions as the Trustees may in their discretion determine are not inconsistent with the provisions of this Declaration of Trust or of the By-Laws, if any. Such services may be provided by one or more entities including one or more agents of such parties.

PARTIES TO CONTRACT

         SECTION 4. Any agreement of the character described in Sections 1, 2 and 3 of this Article VII or in Article IX hereof may be entered into with any corporation, firm, partnership, trust or association, although one or more of the Trustees or officers of the Trust may be an officer, director, trustee, shareholder or member of such other party to the agreement, and no such agreement shall be invalidated or rendered voidable by reason of the existence of any relationship, nor shall any person holding such relationship be liable merely by reason of such relationship for any loss or expense to the Trust under or by reason of said agreement or accountable for any profit realized directly or indirectly therefrom, provided that the agreement when entered into was reasonable and fair and not inconsistent with the provisions of this Article VII or the By-Laws, if any. The same person (including a firm, corporation, partnership, trust, or association) may be the other party to agreements entered into pursuant to Sections 1, 2 and 3 above or Article IX, and any individual may be financially interested or otherwise affiliated with persons who are parties to any or all of the agreements mentioned in this Section 4.

                                  ARTICLE VIII
                    SHAREHOLDERS' VOTING POWERS AND MEETINGS

VOTING POWERS

         SECTION 1. The Shareholders shall have power to vote: (i) for the election of Trustees as provided in Article IV, Section 2, (ii) for the removal of Trustees as provided in Article IV, Section 3(c), (iii) with respect to any investment advisory agreement as provided in Article VII, Section 1, (iv) with respect to the amendment of this Declaration of Trust as provided in Article XII, Section 7, (v) to the same extent as the shareholders of a Massachusetts business corporation, as to whether or not a court action, proceeding or claim should be brought or maintained derivatively or as a class action on behalf of the Trust or the Shareholders, provided, however, that a Shareholder of a particular Series or Class shall not be entitled to bring any derivative or class action on behalf of any other Series or Class of the Trust, and (vi) with respect to such additional matters relating to the Trust as may be required or authorized by law, by this Declaration of Trust, or the By-Laws of the Trust, if any, or any registration statement of the Trust with the Commission or any State, as the Trustees may consider desirable. On any matter submitted to a vote of Shareholders, all Shares shall be voted in the aggregate and not by individual Series or Class; except (i) when required by the 1940 Act or (ii) when the Trustees have determined that the matter affects only the interests of one or more Series or Classes, then only the Shareholders of such Series or Classes shall be entitled to vote thereon. Each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote, and each fractional Share shall be entitled to a proportionate fractional vote. There shall be no cumulative voting in the election of Trustees. Shares may be voted in person or by proxy. Until Shares are issued, the Trustees may exercise all rights of Shareholders and may take any action required or permitted by law, this Declaration of Trust or any By-Laws of the Trust to be taken by Shareholders.

MEETINGS

         SECTION 2. Special meetings of the Shareholders may be called by the Trustees and may be held at the principal office of the Trust or such other place as the Trustees may designate. Special meetings also shall be called by the Trustees for the purpose of removing one or more Trustees upon the written request for such a meeting by Shareholders owning at least 10% of the outstanding Shares entitled to vote. Whenever ten or more Shareholders meeting the qualifications set forth in Section 16(c) of the 1940 Act, as the same may be amended from time to time, seek the opportunity of furnishing materials to the other Shareholders with a view to obtaining signatures on such a request for a meeting, the Trustees shall comply with the provisions of said Section 16(c) with respect to providing such Shareholders access to the list of the Shareholders of record of the Trust or the mailing of such materials to such Shareholders of record. Shareholders shall be entitled to at least 15 days' notice of any meeting.

QUORUM AND REQUIRED VOTE

         SECTION 3. A majority of Shares entitled to vote in person or by proxy shall be a quorum for the transaction of business at a Shareholders' meeting, except that where any provision of law or of this Declaration of Trust permits or requires that holders of any Series or Class shall vote as a Series or Class, then a majority of the aggregate number of Shares of that Series or Class entitled to vote shall be necessary to constitute a quorum for the transaction of business by that Series or Class. Any lesser number shall be sufficient for adjournments. Any adjourned session or sessions may be held, within a reasonable time after the date set for the original meeting, without the necessity of further notice. Except when a larger vote is required by any provision of this Declaration of Trust, the By-Laws or applicable law, a majority of the Shares voted in person or by proxy shall decide any questions and a plurality shall elect a Trustee, provided that where any provision of law or of this Declaration of Trust permits or requires that the holders of any Series or Class shall vote as a Series or Class, then a majority of the Shares of that Series or Class voted on the matter shall decide that matter insofar as that Series or Class is concerned.

                                   ARTICLE IX

                                    CUSTODIAN

APPOINTMENT AND DUTIES

         SECTION 1. The Trustees shall at all times employ a bank or trust company having capital, surplus and undivided profits of at least two million dollars ($2,000,000) as Custodian on such basis of compensation as may be agreed upon between the Trustees and the Custodian. The Custodian shall have authority as agent for the Trust, but subject to such restrictions, limitations and other requirements, if any, as may be contained in the By-Laws of the Trust:

         (a) to hold the securities owned by the Trust and any Series or Class thereof and deliver the same upon written order;

         (b) to receive and take receipt for any moneys due to the Trust and deposit the same in its own banking department or elsewhere as the Trustees may direct;

         (c) to disburse such funds upon orders or vouchers;

         (d) to keep the books and accounts of the Trust and furnish clerical and accounting services; and

         (e) to compute, if authorized to do so by the Trustees, the Trust's Net Asset Value in accordance with the provisions hereof.

         If so directed by a Majority Shareholder Vote, the Custodian shall deliver and pay over all property of the Trust held by it as specified in such vote.

EMPLOYMENT OF SUB-CUSTODIANS

         SECTION 2. The Trustees also may authorize the Custodian to employ one or more sub-Custodians from time to time to perform such of the acts and services of the Custodian, and upon such terms and conditions, as may be agreed upon between the Custodian and such sub-Custodian and approved by the Trustees, provided that in every case such sub-Custodian shall be (a) a bank or trust company organized under the laws of the United States or one of the states thereof and having capital, surplus and undivided profits of at least two million dollars ($2,000,000) or such other person as may be permitted by the Commission, or otherwise in accordance with the 1940 Act as from time to time amended, or (b) an eligible foreign custodian in accordance with Rule 17f-5 under the 1940 Act or any such applicable successor regulation.

CENTRAL DEPOSITORY SYSTEM

         SECTION 3. Subject to such rules, regulations and orders as the Commission may adopt, the Trustees may direct the Custodian to deposit all or any part of the securities owned by the Trust in a system for the central handling of securities established by a national securities exchange or a national securities association registered with the Commission under the Securities Exchange Act of 1934, as amended, or such other person as may be permitted by the Commission, or otherwise in accordance with the 1940 Act as from time to time amended, pursuant to which system all securities of any particular class of any issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of such securities, provided that all such deposits shall be subject to withdrawal only upon the order of the Trust.

                                    ARTICLE X
                          DISTRIBUTIONS AND REDEMPTIONS

DISTRIBUTIONS

         SECTION 1.

                  (a) The Trustees may from time to time declare and pay dividends and other distributions. The amount of such dividends and the payment of them shall be wholly in the discretion of the Trustees.

                  (b) The Trustees shall have power, to the fullest extent permitted by the laws of Massachusetts, at any time to declare and cause to be paid dividends on Shares from assets of a particular Series, which dividends and other distributions, at the election of the Trustees, may be paid daily or otherwise pursuant to a standing resolution or resolutions adopted only once or with such frequency as the Trustees may determine, and may be payable in Shares, in cash or otherwise, at the election of each Shareholder. All dividends and other distributions on Shares of a particular Series shall be distributed pro rata to the holders of that Series in proportion to the number of

         Shares of that Series held by such holders at the date and time of record established for the payment of such dividends or distributions, except that such dividends and other distributions shall appropriately reflect expenses allocated to a particular Class of such Series.

                  (c) Anything in this Declaration of Trust to the contrary notwithstanding, the Trustees may at any time declare and distribute pro rata among the Shareholders of a particular Series of a Class thereof a "share dividend."

REDEMPTIONS

         SECTION 2. In case any Shareholder of record desires to dispose of his or her Shares, the Shareholder may deposit at the office of the transfer agent or other authorized agent of the Trust a written request or such other form of request as the Trustees may from time to time authorize, requesting that the Trust purchase the Shares in accordance with this Section 2; and the Shareholder so requesting shall be entitled to require the Trust to purchase, and the Trust or the Principal Underwriter of the Trust shall purchase, said Shares, but only at the Net Asset Value thereof (as described in Section 3 hereof) less such charges as are determined by the Trustees and described in the Trust's Registration Statement under the Securities Act of 1933, as amended, or any Prospectus or Statement of Additional Information contained therein, as supplemented. The Trust shall make payment for any such Shares to be redeemed, as aforesaid, in cash to the extent required by federal law, and securities from Trust assets, and payment for such Shares shall be made by the Trust or the Principal Underwriter to the Shareholder of record within seven (7) days after the date upon which the request is effective. Provided, however, that if Shares being redeemed have been purchased by check, the Series may postpone payment until the Trust has assurance that good payment has been collected for the purchase of the Shares. The Trust may require Shareholders to pay a sales charge to the Trust, the Principal Underwriter or any other person designated by the Trustees upon redemption or repurchase of Shares of any Series or Class in such amount as shall be determined from time to time by the Trustees. The amount of such sales charge may, but need not, vary depending on numerous factors, including without limitation the holding period of the redeemed or repurchased Shares. The Trustees also may charge a redemption or repurchase fee in such amount as may be determined from time to time by the Trustees.

DETERMINATION OF NET ASSET VALUE AND VALUATION OF PORTFOLIO ASSETS

         SECTION 3. The term "Net Asset Value" of any Series or Class shall mean that amount by which the assets of any Series or any Class thereof exceed its liabilities, all as determined by or under the direction of the Trustees. Such value shall be determined separately for each Series or Class of Shares, as applicable, and shall be determined on such days and at such times as the Trustees may determine. The determination shall be made with respect to securities for which market quotations are readily available, at the market value of such securities; and with respect to other securities and assets, at the fair value as determined in good faith by the Trustees, provided, however, that the Trustees, without Shareholder approval, may alter the method of appraising portfolio securities insofar as permitted under the 1940 Act and the rules, regulations and interpretations thereof promulgated or issued by the Commission or insofar as permitted by any order of the Commission. The Trustees may delegate any powers and duties under this Section 3 with respect to appraisal of assets and liabilities. At any time the Trustees may cause the net asset value per Share last determined to be determined again in similar manner and may fix the time when such redetermined value shall become effective.

SUSPENSION OF THE RIGHT OF REDEMPTION

         SECTION 4. The Trustees may declare a suspension of the right of redemption or postpone the date of payment to the extent permitted under the 1940 Act. Such suspension shall take effect at such time as the Trustees shall specify but not later than the close of business on the business day next following the declaration of suspension, and thereafter there shall be no right of redemption or payment until the Trustees shall declare the suspension at an end. In the case of a suspension of the right of redemption, a Shareholder may either withdraw his or her request for redemption or receive payment based on the Net Asset Value per Share existing after the termination of the suspension.

                                   ARTICLE XI
                   LIMITATION OF LIABILITY AND INDEMNIFICATION

LIMITATION OF LIABILITY

         SECTION 1. Provided they have exercised reasonable care and have acted under the reasonable belief that their actions are in the best interest of the Trust, the Trustees shall not be responsible for or liable in any event for neglect or wrongdoing committed by them or any officer, agent, employee or investment adviser of the Trust, but nothing contained herein shall protect any Trustee against any liability to which he or she would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

INDEMNIFICATION

         SECTION 2.

               (a) Subject to the exceptions and limitations contained in paragraph (b) below:

                           (i) every  person  who is, or has been,  a Trustee or
                  officer of the Trust (hereinafter referred to as a "Covered Person") shall be indemnified by the Trust and/or by the appropriate Series to the fullest extent permitted by law against liability and against all expenses reasonably incurred or paid by him or her in connection with any claim, action, suit or proceeding in which he or she becomes involved as a party or otherwise by virtue of his or her being or having been a Covered Person and against amounts paid or incurred by him or her in the settlement thereof;

                           (ii) the words "claim," "action," "suit," or "proceeding" shall apply to all claims, actions, suits or proceedings (civil, criminal or other, including appeals), actual or threatened while a Covered Person is in office or thereafter, and the words "liability" and "expenses" shall include, without limitation, attorneys' fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities.

                  (b) No indemnification shall be provided hereunder to a Covered Person:

                           (i) who  shall  have been  adjudicated  by a court or
                  body before which the proceeding was brought (A) to be liable to the Trust or its Shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office or
                  (B) not to have acted in good faith in the reasonable belief that his or her action was in the best interest of the Trust; or

                                    (ii) in the  event of a  settlement,  unless
                  there has been a determination that such Covered Person did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office, (A) by the court or other body approving the settlement; (B) by at least a majority of those Trustees who are neither Interested Persons of the Trust nor parties to the matter based upon a review of readily available facts (as opposed to a full trial-type inquiry or full investigation); or (C) by written opinion of independent legal counsel based upon a review of readily available facts (as opposed to a full trial-type inquiry); provided, however, that any Shareholder may, by appropriate legal proceedings, challenge any such determination by the Trustees, or by independent legal counsel.

                  (c) The  rights  of  indemnification  herein  provided  may be insured against by policies maintained by the Trust, shall be severable, shall not be exclusive of or affect any other rights to which any Covered Person may now or hereafter be entitled, shall continue as to a person who has ceased to be such Trustee or officer and shall inure to the benefit of the heirs, executors and administrators of such a person. Nothing contained herein shall affect any rights to indemnification to which Trust personnel, other than Trustees and officers, and other persons may be entitled by contract or otherwise under law.

                  (d) Expenses in connection with the preparation and presentation of a defense to any claim, action, suit or proceeding of the character described in paragraph (a) of this Section 2 may be paid by the Trust from time to time prior to final disposition thereof upon receipt of an undertaking by or on behalf of such Covered Person that such amount will be paid over by him or her to the Trust if it is ultimately determined that he or she is not entitled to indemnification under this Section 2; provided, however, that:

                           (i) such Covered Person shall have provided appropriate security for such undertaking,

                           (ii) the Trust is insured  against losses arising out
                  of any such advance payments, or

                           (iii) either a majority of the Trustees who are neither interested persons of the Trust nor parties to the matter, or independent legal counsel in a written opinion, shall have determined, based upon a review of readily available facts (as opposed to a trial-type inquiry or full investigation), that there is reason to believe that such Covered Person will be found entitled to indemnification under this Section 2.

SHAREHOLDERS

         SECTION 3. In case any Shareholder or former Shareholder of any Series of the Trust shall be held to be personally liable solely by reason of his or her being or having been a Shareholder and not because of his acts or omissions or for some other reason, the Shareholder or former Shareholder (or his heirs, executors, administrators or other legal representatives or, in the case of a corporation or other entity, its corporate or other general successor) shall be entitled out of the assets belonging to the applicable Series to be held harmless from and indemnified against all loss and expense arising from such liability. The Series shall, upon request by the Shareholder, assume the defense of any claim made against the Shareholder for any act or obligation of the Trust and satisfy any judgment thereon.

                                   ARTICLE XII

                                  MISCELLANEOUS

TRUST NOT A PARTNERSHIP

         SECTION 1. It is hereby expressly declared that a trust and not a partnership is created hereby. No Trustee hereunder shall have any power to bind personally either the Trust's officers or any Shareholder. All persons extending credit to, contracting with or having any claim against the Trust or a particular Series or the Trustees shall look only to the assets of the Trust or of such Series, as the case may be, for payment under such credit, contract or claim; and neither the Shareholders nor the Trustees, nor any of their agents, whether past, present or future, shall be personally liable therefor. Nothing in this Declaration of Trust shall protect a Trustee against any liability to which the Trustee would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee hereunder.

TRUSTEES' GOOD FAITH ACTION, EXPERT ADVICE, NO BOND OR SURETY

         SECTION 2. The exercise by the Trustees of their powers and discretion hereunder in good faith and with reasonable care under the circumstances then prevailing, shall be binding upon everyone interested. Subject to the provisions of Section 1 of this Article XII and to Article XI, the Trustees shall not be liable for errors of judgment or mistakes of fact or law. The Trustees may take advice of counsel or other experts with respect to the meaning and operation of this Declaration of Trust, and subject to the provisions of Section 1 of this
Article XII and to Article XI, shall be under no liability for any act or omission in accordance with such advice or for failing to follow such advice. The Trustees shall not be required to give any bond as such, nor any surety if a bond is obtained.

ESTABLISHMENT OF RECORD DATES

         SECTION 3. The Trustees may close the stock transfer books of the Trust for a period not exceeding 60 days preceding the date of any meeting of Shareholders, or the date for the payment of any dividends, or the date for the allotment of rights, or the date when any change or conversion or exchange of Shares shall go into effect; or in lieu of closing the stock transfer books as aforesaid, the Trustees may fix in advance a date, not exceeding 60 days preceding the date of any meeting of Shareholders, or the date for payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of Shares shall go into effect, as a record date for the determination of the Shareholders entitled to notice of, and to vote at, any such meeting, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of Shares, and in such case such Shareholders and only such Shareholders as shall be Shareholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting, or to receive payment of such dividend, or to receive such allotment or rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any Shares on the books of the Trust after any such record date fixed as aforesaid. The Trustees need not set a new record date when a Shareholder meeting is adjourned to achieve a quorum and reconvened more than 60 days after the record date for that meeting.

TERMINATION OF TRUST

         SECTION 4.

                  (a) This Trust shall continue without limitation of time but subject to the provisions of paragraph (b) of this Section 4.

                  (b) Subject to a Majority Shareholder Vote of each Series affected by the matter or, if applicable, by a Majority Shareholder vote of the Trust, the Trustees may:

                           (i) sell and  convey  the  assets of the Trust or any
                  affected Series to another Series or to another trust, partnership, association or corporation organized under the laws of any state which is an open-end management investment company as defined in the 1940 Act, for adequate consideration which may include the assumption of all outstanding obligations, taxes and other liabilities; accrued or contingent, of the Trust and which may include shares of beneficial interest or stock of such trust, partnership, association or corporation; or

                           (ii) at any time sell and  convert  into money all or
                  substantially all of the assets of the Trust or any affected Series.

                  Upon making provision for the payment of all such liabilities in either (i) or (ii) above, by such assumption or otherwise, the Trustees shall distribute the remaining proceeds or assets (as the case may be) ratably among the holders of the Shares of the Trust or any affected Series then outstanding; however, the payment to any particular Class within such Series may be reduced by any fees,


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

         expenses or charges allocated to that Class. Nothing in this Declaration of Trust shall preclude the Trustees from distributing such remaining proceeds or assets so that holders of the Shares of a particular Class of the Trust or any affected Series receive as their ratable distribution Shares solely of an analogous class, as determined by the Trustees, of such Series, trust, partnership, association or corporation. The Trustees may take any of the actions specified in clauses (i) and (ii) above without obtaining a Majority Shareholder Vote of any Series or Class or of the Trust if a majority of the Trustees makes a determination that the continuation of a Series or Class or the Trust is not in the best interests of such Series or Class, or the Trust or their respective Shareholders as a result of factors or events adversely affecting the ability of such Series or Class or the Trust to conduct its business and operations in an economically viable manner. Such factors and events may include: the inability of a Series or Class, or the Trust to maintain its assets at an appropriate size, changes in laws or regulations governing the Series or Class, or the Trust or affecting assets of the type in which such Series or Class, or the Trust invests or economic developments or trends having a significant adverse impact on the business or operations of such Series or Class, or the Trust.

                  (c) Upon completion of the distribution of the remaining assets as provided in paragraph (b), the Trust or any affected Series shall terminate and the Trustees shall be discharged of any and all further liabilities and duties hereunder and the right, title and interest of all parties shall be canceled and discharged.

FILING OF COPIES, REFERENCES, HEADINGS

         SECTION 5. The original or a copy of this instrument and of each amendment hereto shall be kept at the office of the Trust where it may be inspected by any Shareholder. A copy of this instrument and of each amendment hereto shall be filed by the Trustees with the Secretary of the Commonwealth of Massachusetts and any other governmental office where such filing may from time to time be required. Anyone dealing with the Trust may rely on a certificate by an officer or Trustee of the Trust as to whether or not any such amendments to this Declaration of Trust have been made and as to any matters in connection with the Trust hereunder, and with the same effect as if it were the original, may rely on a copy certified by an officer or Trustee of the Trust to be a copy of this instrument or of any such amendments. In this instrument or in any such amendments, references to this instrument, and the expressions "herein," "hereof" and "hereunder," shall be deemed to refer to this instrument as amended from time to time. Headings are placed herein for convenience of reference only and in case of any conflict, the text of this instrument, rather than the headings, shall control. This instrument may be executed in any number of counterparts each of which shall be deemed an original.

APPLICABLE LAW

         SECTION 6. The trust set forth in this instrument is made in the Commonwealth of Massachusetts, and it is created under and is to be governed by and construed and administered according to the laws of said Commonwealth. The Trust shall be of the type commonly called a Massachusetts business trust, and without limiting the provisions hereof, the Trust may exercise all powers which are ordinarily exercised by such a trust.


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


AMENDMENTS

         SECTION 7. This instrument can be amended, supplemented or restated by a majority vote of the Trustees. Amendments, supplements or restatements having the purpose of materially decreasing the rights of Shareholders in regard to liability and indemnification, as set forth in Article III, Section 6 and
Article XI, Section 3, respectively, shall require a Majority Shareholder Vote. Copies of the amended, supplemented or restated Declaration of Trust shall be filed as specified in Section 5 of this Article XII.

FISCAL YEAR

         SECTION 8. The fiscal year of the Trust or of each Series thereof shall end on a specified date as determined by the Trustees; provided, however, that the Trustees may, without Shareholder approval, change the fiscal year of the Trust.

NOTICE TO OTHER PARTIES

         SECTION 9. Every note, bond, contract, instrument, certificate or undertaking made or issued by the Trustees or by any officer or officers shall give notice that this Declaration of Trust is on file with the Secretary of the Commonwealth of Massachusetts and shall recite that the same was executed or made by or on behalf of the Trust or by them as Trustee or Trustees or as officer or officers and not individually, and that the obligations of such instrument are not binding upon any of them or the Shareholders individually but are binding only upon the assets and property of the Trust, and may contain such further recital as he and she or they may deem appropriate, but the omission thereof shall not operate to bind any Trustee or Trustees or officer or officers or Shareholder or Shareholders.

         IN WITNESS WHEREOF, the undersigned, being the initial Trustee of the Golf Associated Fund, has executed this instrument.



     9/30/98                         /s/ Michael T. Williams
-----------------                   ----------------------------------
Date                                     Michael T. Williams
                                         Trustee
                                         2801 Ocean Drive
                                         Vero Beach, Florida 32963





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